Exhibit 99.1

Media:	Wendy Olson
(713) 627-4072
(713) 627-4747 (24-hour media line)

Analysts:	John Arensdorf
(713) 627-4600

Date:	February 2, 2012

Spectra Energy Reports Fourth Quarter and Year-End 2011 Results

Company Achieves Record Net Income for 2011, 14 Percent Increase Over 2010

•	2011 Year-End Highlights

o	Ongoing net income of $1.16 billion, versus $1.02 billion in prior year – up 14 percent

o	Ongoing diluted earnings per share (EPS) of $1.77, compared with $1.57 in 2010; 2011 results represent a more than 7 percent increase from $1.65 target

o	Increased earnings before interest and taxes (EBIT) at all businesses

o	Invested $1.1 billion in expansion capital

o	Executed two acquisitions: Big Sandy Pipeline and Southern Hills Pipeline

o	Increased annual dividend to $1.12, representing an almost 8 percent increase

•	Fourth Quarter Results
o	Reported net income of $289 million, $0.44 EPS, versus prior year quarter’s $320 million, $0.49 EPS

o	Ongoing net income of $287 million, $0.44 EPS, versus $303 million, $0.47 EPS, in prior year quarter

o	Higher natural gas liquids (NGL) prices and earnings from expansion projects more than offset by higher planned operating expenses and the effects of warmer weather

HOUSTON – Spectra Energy Corp (NYSE: SE) today reported 2011 net income from controlling interests of $1.18 billion, or $1.81 diluted EPS, compared with $1.05 billion, or $1.61 diluted EPS in 2010. Ongoing 2011 net income was $1.16 billion, or $1.77 diluted EPS, compared with $1.02 billion, or $1.57 diluted EPS, in the prior year.

The annual results reflect solid performance and increased EBIT across all business segments; strong earnings growth from expansion projects placed into service; the effects of favorable commodity prices at the company’s Field Services business; and a stronger Canadian dollar. “Spectra Energy delivered a year of strong results, achieving record net income and nicely surpassing our earnings target by more than 7 percent,” said Greg Ebel, president and chief executive officer, Spectra Energy Corp. “We benefited from expansion projects placed into service, which are delivering attractive returns on capital employed in excess of our targeted 10 to 12 percent range; each of our businesses registered gains for the year; and with the upside of NGL prices, our Field Services business generated cash distributions of nearly $400 million to the company.”

“Given the earnings growth generated from our capital expansion projects, we are targeting an increase in 2012 EPS of almost 7.5 percent,” said Ebel. “With the opportunities we continue to see in the natural gas infrastructure market, we expect to invest a further $15 billion in capital expansion projects through the end of the decade. That investment will allow us to realize significant incremental earnings and cash generation, supporting reliable earnings and ongoing dividend growth for our investors.”

SEGMENT RESULTS

U.S. Transmission

U.S. Transmission reported fourth quarter 2011 earnings before interest and taxes (EBIT) of $226 million, compared with $247 million reported and $237 million ongoing in fourth quarter 2010, which excluded the effect of a $10 million special item related to a customer bankruptcy settlement.

The 2011 quarter results reflect higher operating costs and, as expected, lower revenues at Ozark Gas Transmission, LLC. These results were partially offset by expansion projects previously placed into service.

Year-end reported EBIT for U.S. Transmission was $983 million, compared with $948 million in 2010, which represents a nearly 4 percent increase.

Distribution

Distribution reported fourth quarter 2011 EBIT of $120 million, compared with $127 million in fourth quarter 2010. This decrease is mainly due to lower customer usage related to warmer weather.

Year-end reported EBIT for Distribution was $425 million, compared with $409 million in 2010, which represents a nearly 4 percent increase.

Western Canada Transmission & Processing

Western Canada Transmission & Processing reported fourth quarter 2011 EBIT of $137 million, compared with $131 million in fourth quarter 2010. The segment benefited from improved results in the gathering and processing business, primarily driven by higher earnings from expansions in the Horn River area of British Columbia. These results were partially offset by lower earnings at the Empress natural gas liquids (NGL) business, attributable mainly to significantly higher costs of NGL extraction premiums, net of higher sales prices.

Year-end reported EBIT for Western Canada Transmission & Processing was $510 million, compared with $409 million in 2010, representing a nearly 25 percent increase.

Field Services

Field Services reported fourth quarter 2011 EBIT of $96 million, compared with $108 million in fourth quarter 2010. The 2011 quarter results reflect the effects of planned higher operating costs, short-term reliability issues and NGL curtailments, primarily in the Permian Basin. These results more than offset the benefits seen from increased NGL prices and volume growth, compared with fourth quarter 2010.

During the fourth quarters of 2011 and 2010, respectively, NGL prices averaged $1.20 per gallon versus $1.06 per gallon, NYMEX natural gas averaged $3.55 per million British thermal units (MMBtu) versus $3.80 per MMBtu and crude oil averaged approximately $94 per barrel, compared with approximately $85 per barrel.

DCP Midstream paid distributions of $395 million for the year to Spectra Energy, which exceeded the company’s full-year target of $350 million.

Year-end reported EBIT for Field Services was $449 million, compared with $335 million in 2010, which represents a 34 percent increase.

Other

“Other” reported and ongoing net costs were $28 million in fourth quarter 2011, compared with ongoing net costs of $16 million in 2010. The 2010 costs excluded a special item and benefit of $31 million related to an early termination notice of capacity contracts the company held on the Alliance Pipeline. The unfavorable variance reflects higher captive insurance costs and other corporate expenses.

Year-end ongoing net costs for “Other” were $104 million, compared with $62 million in 2010.

Interest Expense

Interest expense was $154 million for both fourth quarters 2011 and 2010.

Interest expense for 2011 was $625 million, compared with $630 million in 2010.

Income Taxes

Fourth quarter 2011 income tax expense from continuing operations was $115 million, compared with $141 million reported in the fourth quarter of 2010. The decrease resulted primarily from lower earnings in the 2011 quarter. The effective tax rate was 27 percent in the fourth quarter 2011, compared with 29 percent in the fourth quarter 2010.

The annual effective tax rate for 2011 was 28 percent, compared with 25 percent in 2010.

Special Items Affecting Spectra Energy’s EPS for the Quarters Include: (in millions, except per-share amounts)
	Pre-tax Amount	Tax Effect	Net Income – Controlling Interests Impact	EPS Impact
Fourth Quarter 2011	$—	$—	$—	$—

Fourth Quarter 2010
Customer bankruptcy settlement	$10	$(4)	$6	$0.01
Early termination of capacity held on Alliance Pipeline	31	(9)	22	0.03

Total Special Items	$41	$(13)	$28	$0.04

Reconciliation of Reported to Ongoing Net Income — Controlling Interests (in millions)
	Quarters Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Net Income — Controlling Interests as Reported	$289	$320	$1,184	$1,049
Adjustments to Reported Net Income — Controlling Interests:
Special Items	—	(28)	—	(23)
Discontinued Operations	(2)	11	(25)	(6)

Ongoing Net Income — Controlling Interests	$287	$303	$1,159	$1,020

Reconciliation of Reported to Ongoing Diluted EPS
	Quarters Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Diluted EPS as Reported	$0.44	$0.49	$1.81	$1.61
Special Items	—	(0.04)	—	(0.03)
Discontinued Operations	—	0.02	(0.04)	(0.01)

Diluted EPS, Ongoing	$0.44	$0.47	$1.77	$1.57

Additional Information

Additional information about fourth quarter and year-end 2011 earnings can be obtained via the Spectra Energy Web site: www.spectraenergy.com. The analyst call is scheduled for today, Thursday, February 2, 2012, at 9:00 a.m. CT. The webcast can be accessed via the Investors Section of Spectra Energy’s Web site or the conference call can be accessed by dialing (888) 252-3715 in the United States or Canada, or (706) 634-8942 for International. The conference code is “41961447” or “Spectra Energy Quarterly Earnings Call.”

Please call five to ten minutes prior to the scheduled start time. A replay of the call will be available until 5:00 p.m. CT, May 2, 2012, by dialing (855) 859-2056 with conference ID 41961447. The international replay number is (404) 537-3406, with above conference ID. A replay and transcript also will be available via the Investors Section of the company’s Web site.

Non-GAAP Financial Measures

We use ongoing net income and ongoing diluted EPS as measures to evaluate operations of the company. These measures are non-GAAP financial measures as they represent net income from controlling interests and diluted EPS, adjusted for special items and discontinued operations. Special items represent certain charges and credits which we believe will not be recurring on a regular basis, and discontinued operations do not represent our ongoing core business. We believe that the presentation of ongoing net income and ongoing diluted EPS provide useful information to investors, as it allows them to more accurately compare our ongoing performance across periods.

The primary performance measure used by us to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents earnings from continuing operations (both operating and non-operating) before interest and taxes, net of noncontrolling interests related to those earnings. We consider segment EBIT, which is the GAAP measure used to report segment results, to be a good indicator of each segment’s operating performance from its continuing operations as it represents the results of our ownership interest in operations without regard to financing methods or capital structures.

We also use ongoing segment EBIT and Other EBIT (net costs) as measures of performance. Ongoing segment and Other EBIT are non-GAAP financial measures as they represent reported segment and Other EBIT adjusted for special items. We believe that the presentation of ongoing segment and Other EBIT provide useful information to investors, as they allow investors to more accurately compare a segment’s or Other’s ongoing performance across periods. The most directly comparable GAAP measures for ongoing segment or Other EBIT are reported segment or Other EBIT, which represent EBIT from continuing operations, including any special items.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Forward-looking statements are based on our beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas industries; outcomes of litigation and regulatory investigations, proceedings or inquiries; weather and other natural phenomena, including the economic, operational and other effects of hurricanes and storms; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; general economic conditions, including the risk of a prolonged economic slowdown or decline, or the risk of delay in a recovery, which can affect the long-term demand for natural gas and related services; potential effects arising from terrorist attacks and any consequential or other hostilities; changes in environmental, safety and other laws and regulations; results and costs of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general market and economic conditions; increases in the cost of goods and services required to complete capital projects; declines in the market prices of equity and debt securities and resulting funding requirements for defined benefit pension plans; growth in opportunities, including the timing and success of efforts to develop U.S. and Canadian pipeline, storage, gathering, processing and other infrastructure projects and the effects of competition; the performance of natural gas transmission and storage, distribution, and gathering and processing facilities; the extent of success in connecting natural gas supplies to gathering, processing and transmission systems and in connecting to expanding gas markets; the effects of accounting pronouncements issued periodically by accounting standard-setting bodies; conditions of the capital markets during the periods covered by the forward-looking statements; and the ability to successfully complete merger, acquisition or divestiture plans; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture. These factors, as well as additional factors that could affect our forward-looking statements, are described under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Information” in our 2010 Form 10-K, filed on February 24, 2011, and in our other filings made with the Securities and Exchange Commission (SEC), which are available via the SEC’s Web site at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. All forward-looking statements in this release are made as of the date hereof and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Spectra Energy Corp (NYSE: SE), a FORTUNE 500 company, is one of North America’s premier natural gas infrastructure companies serving three key links in the natural gas value chain: gathering and processing, transmission and storage, and distribution. For more than a century, Spectra Energy and its predecessor companies have developed critically important pipelines and related infrastructure connecting natural gas supply sources to premium markets. Based in Houston, Texas, the company’s operations in the United States and Canada include more than 19,000 miles of transmission pipeline, over 305 billion cubic feet of storage, as well as natural gas gathering and processing, natural gas liquids operations and local distribution assets. The company also has a 50 percent ownership in DCP Midstream, one of the largest natural gas gatherers and processors in the United States. Spectra Energy is a member of the Dow Jones Sustainability World and North America Indexes and the U.S. S&P 500 Carbon Disclosure Project’s Carbon Disclosure Leadership Index. For more information, visit www.spectraenergy.com.

# # #

Spectra Energy Corp

Quarterly Highlights

December 2011

(Unaudited)

(In millions, except per-share amounts and where noted)

	Quarters Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
COMMON STOCK DATA
Earnings Per Share From Continuing Operations, Diluted	$0.44	$0.51	$1.77	$1.60
Earnings Per Share, Diluted	$0.44	$0.49	$1.81	$1.61
Dividends Per Share	$0.28	$0.25	$1.06	$1.00
Weighted-Average Shares Outstanding, Diluted	653	650	653	650
INCOME
Operating Revenues	$1,428	$1,383	$5,351	$4,945
Total Reportable Segment EBIT	579	613	2,367	2,101
Income (Loss) from Discontinued Operations, Net of Tax	2	(11)	25	6
Net Income—Controlling Interests	289	320	1,184	1,049
EBIT BY BUSINESS SEGMENT
U.S. Transmission	$226	$247	$983	$948
Distribution	120	127	425	409
Western Canada Transmission & Processing	137	131	510	409
Field Services	96	108	449	335

Total Reportable Segment EBIT	579	613	2,367	2,101
Other EBIT	(28)	15	(104)	(38)

Total Reportable Segment and Other EBIT	$551	$628	$2,263	$2,063

CAPITAL AND INVESTMENT EXPENDITURES
U.S. Transmission			$773	$641
Distribution			292	227
Western Canada Transmission & Processing			776	449
Other			78	39

Total Capital and Investment Expenditures, Excluding Acquisitions			$1,919	$1,356

Acquisitions, Net of Cash Acquired (a)			$390	$492

	December 31,
	2011	2010
CAPITALIZATION
Common Equity—Controlling Interests	39%	39%
Noncontrolling Interests and Preferred Stock	5%	5%
Total Debt	56%	56%
Total Debt	$11,723	$11,320
Book Value Per Share (b)	$12.39	$12.03
Actual Shares Outstanding	651	649

(a)	Represents acquisitions of Big Sandy natural gas pipeline system in 2011 and Bobcat gas storage assets in 2010.
(b)	Represents controlling interests.

Spectra Energy Corp

Quarterly Highlights

December 2011

(Unaudited)

(In millions, except where noted)

	Quarters Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
U.S. TRANSMISSION
Operating Revenues	$489	$480	$1,900	$1,821
Operating Expenses
Operating, Maintenance and Other	198	189	684	671
Depreciation and Amortization	69	66	272	258
Gains on Sales of Other Assets and Other, net	—	10	8	11
Other Income and Expenses	29	33	132	126
Noncontrolling Interests	25	21	101	81

EBIT	$226	$247	$983	$948

Proportional Throughput, TBtu (a)	685	699	2,770	2,708

DISTRIBUTION
Operating Revenues	$484	$519	$1,831	$1,779
Operating Expenses
Natural Gas Purchased	204	235	760	770
Operating, Maintenance and Other	115	108	441	406
Depreciation and Amortization	48	49	208	194
Other Income and Expenses	3	—	3	—

EBIT	$120	$127	$425	$409

Number of Customers, Thousands			1,360	1,344
Heating Degree Days, Fahrenheit	2,174	2,544	7,122	6,832
Pipeline Throughput, TBtu	220	248	846	913
Canadian Dollar Exchange Rate, Average	1.02	1.01	0.99	1.03

WESTERN CANADA TRANSMISSION & PROCESSING
Operating Revenues	$470	$386	$1,672	$1,345
Operating Expenses
Natural Gas and Petroleum Products Purchased	157	101	432	290
Operating, Maintenance and Other	137	117	565	486
Depreciation and Amortization	46	45	186	169
Loss on Sales of Other Assets, net	—	—	—	(1)
Other Income and Expenses	7	8	21	10

EBIT	$137	$131	$510	$409

Pipeline Throughput, TBtu	184	176	713	627
Volumes Processed, TBtu	191	174	728	664
Empress Inlet Volumes, TBtu	164	159	619	600
Canadian Dollar Exchange Rate, Average	1.02	1.01	0.99	1.03

FIELD SERVICES
Equity in Earnings of DCP Midstream, LLC	$96	$108	$449	$335

EBIT	$96	$108	$449	$335

Natural Gas Gathered and Processed/Transported, TBtu/day (b)	7.1	7.0	7.0	6.9
Natural Gas Liquids Production, MBbl/d (b,c)	406	383	383	369
Average Natural Gas Price Per MMBtu (d)	$3.55	$3.80	$4.04	$4.39
Average Natural Gas Liquids Price Per Gallon	$1.20	$1.06	$1.21	$0.98
Average Crude Oil Price Per Barrel (e)	$94.04	$85.18	$95.12	$79.53

(a)	Trillion British thermal units
(b)	Includes 100% of DCP Midstream volumes
(c)	Thousand barrels per day
(d)	Million British thermal units. Average price based on NYMEX Henry Hub
(e)	Average price based on NYMEX calendar month

Spectra Energy Corp

Condensed Consolidated Statements of Operations

(Unaudited)

(In millions)

	Quarters Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Operating Revenues	$1,428	$1,383	$5,351	$4,945
Operating Expenses	986	894	3,596	3,281
Gains on Sales of Other Assets and Other, net	1	10	8	10

Operating Income	443	499	1,763	1,674

Other Income and Expenses	136	148	606	462
Interest Expense	154	154	625	630

Earnings From Continuing Operations Before Income Taxes	425	493	1,744	1,506
Income Tax Expense From Continuing Operations	115	141	487	383

Income From Continuing Operations	310	352	1,257	1,123
Income (Loss) From Discontinued Operations, net of tax	2	(11)	25	6

Net Income	312	341	1,282	1,129
Net Income—Noncontrolling Interests	23	21	98	80

Net Income—Controlling Interests	$289	$320	$1,184	$1,049

Spectra Energy Corp

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions)

	December 31,
	2011	2010
ASSETS
Current Assets	$1,764	$1,638
Investments and Other Assets	7,014	7,003
Net Property, Plant and Equipment	18,258	16,980
Regulatory Assets and Deferred Debits	1,102	1,065

Total Assets	$28,138	$26,686

LIABILITIES AND EQUITY
Current Liabilities	$3,101	$2,523
Long-term Debt	10,146	10,169
Deferred Credits and Other Liabilities	5,737	5,249
Preferred Stock of Subsidiaries	258	258
Equity	8,896	8,487

Total Liabilities and Equity	$28,138	$26,686

Spectra Energy Corp

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Years Ended
	December 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,282	$1,129
Adjustments to reconcile net income to net cash provided by operating activities	904	279

Net cash provided by operating activities	2,186	1,408

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(2,098)	(2,101)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by (used in) financing activities	(35)	656

Effect of exchange rate changes on cash	(9)	1

Net increase (decrease) in cash and cash equivalents	44	(36)
Cash and cash equivalents at beginning of period	130	166

Cash and cash equivalents at end of period	$174	$130

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

December 2011 Quarter-to-date

(In millions, except per-share amounts)

	Reported Earnings	Discontinued Operations		Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Transmission	$226	$—		$226

Distribution	120	—		120

Western Canada Transmission & Processing	137	—		137

Field Services	96	—		96

Total Reportable Segment EBIT	579	—		579

Other	(28)	—		(28)

Total Reportable Segment and Other EBIT	$551	$—		$551

EARNINGS

Total Reportable Segment EBIT and Other EBIT	$551	$—		$551
Interest Expense	(154)	—		(154)
Interest Income and Other	28	—		28
Income Taxes from Continuing Operations	(115)	—		(115)
Discontinued Operations, net of Tax	2	(2	)A	—

Total Net Income	$312	$(2)		$310

Total Net Income—Noncontrolling Interests	(23)	—		(23)

Total Net Income—Controlling Interests	$289	$(2)		$287

EARNINGS PER SHARE, BASIC	$0.44	$—		$0.44

EARNINGS PER SHARE, DILUTED	$0.44	$—		$0.44

A—Mainly net revenues from Sonatrach settlement transactions

Weighted Average Shares (reported and ongoing)—in millions

Basic				651

Diluted				653

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

December 2010 Quarter-to-date

(In millions, except per-share amounts)

	Reported Earnings	Special Items		Discontinued Operations		Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Transmission	$247	$(10	)A	$—		$(10)	$237

Distribution	127	—		—		—	127

Western Canada Transmission & Processing	131	—		—		—	131

Field Services	108	—		—		—	108

Total Reportable Segment EBIT	613	(10)		—		(10)	603

Other	15	(31	)B	—		(31)	(16)

Total Reportable Segment and Other EBIT	$628	$(41)		$—		$(41)	$587

EARNINGS

Total Reportable Segment EBIT and Other EBIT	$628	$(41)		$—		$(41)	$587
Interest Expense	(154)	—		—		—	(154)
Interest Income and Other	19	—		—		—	19
Income Taxes from Continuing Operations	(141)	13		—		13	(128)
Discontinued Operations, net of Tax	(11)	—		11	C	11	—

Total Net Income	$341	$(28)		$11		$(17)	$324

Total Net Income—Noncontrolling Interests	(21)	—		—		—	(21)

Total Net Income—Controlling Interests	$320	$(28)		$11		$(17)	$303

EARNINGS PER SHARE, BASIC	$0.49	$(0.04)		$0.02		$(0.02)	$0.47

EARNINGS PER SHARE, DILUTED	$0.49	$(0.04)		$0.02		$(0.02)	$0.47

A—Customer bankruptcy settlement

B—Benefit from termination notice on Alliance capacity contract

C—Net expenses from Sonatrach settlement transactions

Weighted Average Shares (reported and ongoing)—in millions

Basic	648

Diluted	650

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

December 2011 Year-to-date

(In millions, except per-share amounts)

	Reported Earnings	Discontinued Operations		Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Transmission	$983	$—		$983

Distribution	425	—		425

Western Canada Transmission & Processing	510	—		510

Field Services	449	—		449

Total Reportable Segment EBIT	2,367	—		2,367

Other	(104)	—		(104)

Total Reportable Segment and Other EBIT	$2,263	$—		$2,263

EARNINGS

Total Reportable Segment EBIT and Other EBIT	$2,263	$—		$2,263
Interest Expense	(625)	—		(625)
Interest Income and Other	106	—		106
Income Taxes from Continuing Operations	(487)	—		(487)
Discontinued Operations, net of Tax	25	(25	)A	—

Total Net Income	$1,282	$(25)		$1,257

Total Net Income—Noncontrolling Interests	(98)	—		(98)

Total Net Income—Controlling Interests	$1,184	$(25)		$1,159

EARNINGS PER SHARE, BASIC	$1.82	$(0.04)		$1.78

EARNINGS PER SHARE, DILUTED	$1.81	$(0.04)		$1.77

A—Mainly net revenues from Sonatrach settlement transactions

Weighted Average Shares (reported and ongoing)—in millions

Basic	650

Diluted	653

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

December 2010 Year-to-date

(In millions, except per-share amounts)

	Reported Earnings	Special Items		Discontinued Operations		Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Transmission	$948	$(10	)A	$—		$(10)	$938

Distribution	409	—		—		—	409

Western Canada Transmission & Processing	409	—		—		—	409

Field Services	335	—		—		—	335

Total Reportable Segment EBIT	2,101	(10)		—		(10)	2,091
Other	(38)	(24	)B	—		(24)	(62)

Total Reportable Segment and Other EBIT	$2,063	$(34)		$—		$(34)	$2,029

EARNINGS
Total Reportable Segment EBIT and Other EBIT	$2,063	$(34)		$—		$(34)	$2,029
Interest Expense	(630)	—		—		—	(630)
Interest Income and Other	73	—		—		—	73
Income Taxes from Continuing Operations	(383)	11		—		11	(372)
Discontinued Operations, net of Tax	6	—		(6	)C	(6)	—

Total Net Income	$1,129	$(23)		$(6)		$(29)	$1,100

Total Net Income—Noncontrolling Interests	(80)	—		—		—	(80)

Total Net Income—Controlling Interests	$1,049	$(23)		$(6)		$(29)	$1,020

EARNINGS PER SHARE, BASIC	$1.62	$(0.04)		$(0.01)		$(0.05)	$1.57

EARNINGS PER SHARE, DILUTED	$1.61	$(0.03)		$(0.01)		$(0.04)	$1.57

A—Customer bankruptcy settlement

B—Benefit from termination notice on Alliance capacity contract and resolution of pre-spin litigation

C—Mainly a tax adjustment related to previous discontinued operations and net expenses from Sonatrach settlement        transactions

Weighted Average Shares (reported and ongoing)—in millions

Basic	648

Diluted	650